Frankly Inc.

27-10 Queens Plaza North, Suite 502

Long Island City, NY 11101

October 25, 2017

Mr. Warren Spector

Raycom Media, Inc.

201 Monroe Street

RSA Tower, 20th Floor

Montgomery, AL 36104

Re: Amendments of Frankly Agreements

Dear Warren,

When signed below, the agreements referenced below between Frankly Inc. (“Frankly”) and Raycom Media, Inc. (“Raycom”) will be further amended as follows:

1.	Share Purchase Agreement: Under Section 4.2.1 of the Securities Purchase Agreement dated June 26, 2017 (“SPA”) between Raycom and Frankly, Frankly is required to increase the number of directors on its Board by two by September 30, 2017. Section 4.2.1 of the SPA is hereby amended to change the September 30, 2017 date to December 31, 2017.

2.	Credit Agreement: NASDAQ Capital Raise - Reference is made to the Credit Agreement between Raycom and Frankly dated August 31, 2016 (as previously amended, the “Credit Agreement”). Under Sections 4.3.2.4 and 4.2.2.5 of the Credit Agreement, whether the mandatory payments to be made by Frankly in connection with a NASDAQ capital raise are credited to mandatory payments due from Frankly under Sections 4.3.2.1 and 4.3.2.2 of the Credit Agreement depends on whether Frankly’s NASDAQ capital raise is “completed by May 31, 2017,” thereafter amended to June 30, 2017. The parties have agreed to extend the June 30, 2017 date to December 31, 2017. Accordingly, the amended references to “June 30, 2017,” contained in Sections 4.3.2.4 and 4.2.2.5 of the Credit Agreement are hereby replaced with “December 31, 2017.”

Except as amended herein, SPA and Credit Agreement will continue in full force and effect. If the foregoing is acceptable, please return a signed copy of this amendment to us at your earliest convenience.

Franky Inc.

By:	/s/ Louis Schwartz
Louis Schwartz
CFO/COO

Accepted and Agreed:

Raycom Media, Inc.

By:	/s/ Warren Spector
Name:	Warren Spector
Title:	CFO

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